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                                                            Exhibit 99.3
REVOCABLE PROXY

                          UMPQUA HOLDINGS CORPORATION
                        SPECIAL MEETING OF SHAREHOLDERS

                                NOVEMBER 7, 2002
                   PROXY SOLICITED BY THE BOARD OF DIRECTORS

The undersigned appoints Raymond P. Davis and James D. Coleman, and each of them, proxies with power of substitution to vote on behalf of the undersigned all shares of common stock of Umpqua Holdings Corporation at the special meeting to be held on November 7, 2002, and any adjournments or postponements thereof, with all powers the undersigned would possess if personally present, with respect to the following:

(Continued and to be marked, dated and signed, on the other side.)

YOU CAN NOW ACCESS YOUR UMPQUA HOLDINGS CORPORATION SHAREHOLDER ACCOUNT ONLINE.

Access your Umpqua Holdings Corporation shareholder account online via Investor ServiceDirect(SM) (ISD).

Mellon Investor Services, LLC agent for Umpqua Holdings Corporation, now makes it easy and convenient to get current information on your shareholder account. After a simple and secure process of establishing a Personal Identification Number (PIN), you are ready to log in and access your account to:

- View account status                 - View payment history for dividends
- View certificate history            - Make address changes
- View book-entry information         - Obtain a duplicate 1099 tax form
                                      - Establish/change your PIN

              VISIT US ON THE WEB AT HTTP://WWW.MELLONINVESTOR.COM
                AND FOLLOW THE INSTRUCTIONS SHOWN ON THIS PAGE.

STEP 1: FIRST TIME USERS - ESTABLISH A PIN

You must first establish a Personal Identification Number (PIN) online by following the directions provided in the upper right portion of the web screen as follows. You will also need your Social Security Number (SSN) available to establish a PIN.

INVESTOR SERVICEDIRECT(SM) IS CURRENTLY ONLY AVAILABLE FOR DOMESTIC INDIVIDUAL AND JOINT ACCOUNTS.

- SSN
- PIN
- Then click on the ESTABLISH PIN button

PLEASE BE SURE TO REMEMBER YOUR PIN, OR MAINTAIN IT IN A SECURE PLACE FOR FUTURE REFERENCE.

STEP 2: LOG IN FOR ACCOUNT ACCESS

You are now ready to log in. To access your account please enter your:

- SSN
- PIN
- Then click on the SUBMIT button

IF YOU HAVE MORE THAN ONE ACCOUNT, YOU WILL NOW BE ASKED TO SELECT THE APPROPRIATE ACCOUNT.

STEP 3: ACCOUNT STATUS SCREEN

You are now ready to access your account information. Click on the appropriate button to view or initiate transactions.

- Certificate History
- Book-Entry Information
- Issue Certificate
- Payment History
- Address Change
- Duplicate 1099

              FOR TECHNICAL ASSISTANCE CALL 1-877-978-7778 BETWEEN
                      9AM-7PM MONDAY-FRIDAY EASTERN TIME
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                                                               Please mark
                                                               your votes as [X]
                                                               indicated in
                                                               this example

                                                 FOR   AGAINST   ABSTAIN       The shares represented by this proxy will be voted as
1. AGREEMENT AND PLAN OF REORGANIZATION.         [ ]     [ ]       [ ]         this proxy will be voted FOR specified above, but if
   If approved, Centennial Bancorp will merge                                  no specification is made, the Agreement and Plan of
   with and into Umpqua Holdings                                               Reorganization. The proxies may vote in their
   Corporation, and Centennial shareholders                                    discretion as to other matters that may come before
   will be entitled to elect to receive                                        the meeting.
   0.5343 of a share of Umpqua common stock
   or $9.35 in cash for each share of
   Centennial common stock held.

2. OTHER MATTERS. At the discretion of the proxy
   holders, on such other business as may properly
   come before the meeting and any adjournments
   or postponements thereof.
                                                                                                                                 [ ]
                                                                                  By checking the box to the right, I consent
                                                                                  to future delivery of annual reports, proxy
                                                                                  statements, prospectuses and other materials
                                                                                  and shareholder communications electronically
                                                                                  via the Internet at a webpage which will be
                                                                                  disclosed to me. I understand that the
                                                                                  Company may no longer distribute printed
                                                                                  materials to me for any future shareholder
                                                                                  meeting until such consent is revoked.
                                                                                  I understand that I may revoke my consent at
                                                                                  any time by contacting the Company's transfer
                                                                                  agent, Mellon Investor Services LLC, Ridgefield
                                                                                  Park, NJ and that costs normally associated
                                                                                  with electronic delivery, such as usage and
                                                                                  telephone charges as well as any costs I may
                                                                                  incur in printing documents, will be my
                                                                                  responsibility.


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
Signature________________________  Signature___________________________  Dated______________________,2002

Please date and sign exactly as your name appears on your stock certificate(s) (which should be the same as the name on the address label on the envelope in which this proxy was sent to you), including designation as executor, trustee, etc., if applicable. A corporation must sign its name by the president or other authorized officer. All co-owners must sign.

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                    - DETACH HERE FROM PROXY VOTING CARD. -

                     VOTE BY INTERNET OR TELEPHONE OR MAIL
                         24 HOURS A DAY, 7 DAYS A WEEK

     INTERNET AND TELEPHONE VOTING ARE AVAILABLE THROUGH 4 PM EASTERN TIME,
                               NOVEMBER 6, 2002.

YOUR TELEPHONE OR INTERNET VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES
    IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.

Internet

HTTP://WWW.EPROXY.COM/UMPQ

Use the internet to vote your proxy. Have your proxy card in hand when you access the website. You will be prompted to enter your control number, located in the box below, to create and submit an electronic ballot.

OR

TELEPHONE
1-800-435-6710

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given.

OR

MAIL

Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

              IF YOU VOTE YOUR PROXY BY INTERNET OR BY TELEPHONE,
                  YOU DO NOT NEED TO MAIL BACK YOUR PROXY CARD.